CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 8, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Arlington Asset Investment Corp.'s Annual Report on Form 10-K for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

McLean, VA

January 22, 2014